EXHIBIT 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PRUSUANT TO 15 U.S.C. SECTION 10A, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, William R. Donaldson, certify that:

1. I have reviewed this annual report on Form 10-K of Interactive Motorsports and Entertainment Corp.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small reporting company as of, and for, the periods presented in this report;

4.

The small reporting company issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small reporting company issuer and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small reporting company issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	[Omitted in accordance with SEC Release Nos. 33-8238 and 34-47986];
(c)

Evaluated the effectiveness of the small reporting company issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the small reporting company issuer’s internal control over financial reporting that occurred during the small reporting company issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the small reporting company issuer’s internal control over financial reporting.

5.

The small reporting company issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small reporting company issuer’s auditors and the audit committee of the small reporting company issuer’s board of directors:

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small reporting company issuer’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small reporting company issuers’ internal control over financial reporting.

Date: June 17, 2008	/s/ William R. Donaldson

------------------------------------------------------

William R. Donaldson

Chairman, President and Chief Executive

Officer, Chief Financial Officer and

Treasurer

A signed original of this written statement has been provided to Interactive Motorsports and Entertainment Corp. and will be retained by Interactive Motorsports and Entertainment Corp. and furnished to the Securities and Exchange Commission or its staff upon request.